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        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                              ####


[Press released issued by KCPL on August 14, 1996]

FOR IMMEDIATE RELEASE

Media Contacts:                              Investor Contact:
  Pam Levetzow                                    David Myers
  816 / 556-2926                                  816 / 556-2312
  Phyllis Desbien
  816 / 556-2903       Joele Frank / Dan Katcher
                       Abernathy MacGregor Scanlon
                       212 / 371-5999


 KCPL PLEASED BY "VERY POSITIVE" VOTE FROM UTILICORP SHAREHOLDERS
            _________________________________________

KANSAS CITY, MISSOURI (AUGUST 14, 1996) -- Drue Jennings, Chairman President and CEO of Kansas City Power & Light (NYSE:
KLT) said today that he was pleased that shareholders of UtiliCorp United Inc. (NYSE: UCU) approved the KCPL/UtiliCorp merger and looks forward to giving KCPL shareholders the opportunity to vote. A resounding 94% of UtiliCorp's voting shares approved the transaction at a UtiliCorp shareholders'
meeting held earlier today.   KCPL shareholders are scheduled to
vote August 16.

Jennings said, "We are pleased by the very positive response of the UtiliCorp shareholders for the combination of our two strong companies. This strong support is a clear indication of their confidence that the new company, Maxim Energies, will create sustainable, long-term value for shareholders, customers, employees and the communities we serve.

"We look forward to giving KCPL shareholders the opportunity to vote on Friday. And we are eager to move forward toward working with UtiliCorp to create a formidable competitor in the global energy marketplace."

Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures.


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